Asset Purchase Agreement

By And Between

Uranium Plus Resources Corporation

And

ArtVentive, Inc.

This asset purchase agreement (the “Agreement”) is dated the 8th day of January, 2010, by and between ArtVentive, Inc., a California corporation (“ArtVentive” or “Seller”) and Utah Uranium Resources Corporation, a Nevada corporation (“UPLS” or “Buyer”).

RECITALS

A.

Seller is in the business of operating a medical device business (the “Business”);

B.

Seller owns certain intellectual properties that it utilizes in conjunction with the operation of the Business;

C.

Pursuant to the terms and conditions set forth herein, Seller desires to sell the assets to Buyer and Buyer desires to purchase the assets from Seller.

NOW, THEREFORE, in consideration of the promises and the respective agreements hereinafter set forth, Buyers and Sellers hereby agree as follows

AGREEMENT

1.

Assets Owned by ArtVentive.  ArtVentive is involved in operating the Business.  The assets of ArtVentive being purchased by UPLS pursuant to this Agreement (the “Acquired Assets”) represent all of the assets of ArtVentive.  The Acquired Assets are set forth on Schedule 1.1.  The Acquired Assets include all replacements and additions thereto between the date of this Agreement and the closing date (the date on which the transactions contemplated are consummated) (the “Closing Date”).  Seller agrees that it shall convey the Shares representing the Acquired Assets to Buyer free and clear of all liens, encumbrances, liabilities and debts of any kind

For general category reference purposes only, the Acquired Assets may or may not include the following:

(a)

Intellectual property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

ArtVentive-UPLS Asset Purchase Agreement

(b)

Contracts, agreements and all books and records of the Business related to the Acquired Assets;

(c)

Computer software programs, copyrights, patents, patent applications, trademarks, tradenames and know-how and goodwill related thereto;

(d)

Accounts, notes and other receivables related to the Acquired Assets;

(e)

Claims, deposits, prepayments, refunds, cause of action, rights of recovery, rights of set off and rights of recoupment related to the Acquired Assets;

(f)

Franchises, approvals, certificates, variances, and similar rights as may have been granted related to the Acquired Assets; and

(g)

Books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed  or written materials, tangible and intangible personal property disposed of or consumed in the ordinary course of business from the date of this Agreement until the Closing Date which are related to the Acquired Assets.

2.

Purchase Price.  The purchase price for the Acquired Assets (the “Purchase Price”) shall be paid to Seller as follows:

2.1  Buyer’s Common Stock.  At Closing, Buyer shall issue twenty-one million four hundred thirty thousand two hundred (21,430,200) shares of Buyer’s common stock (the “Shares”).  The Shares will be issued, at Closing, to those shareholders of Seller set forth on Schedule 2.1 (the “Shareholders”). Each certificate shall carry a restrictive legend.  The Shares will not be registered.  All fractional shares of Seller’s common stock issued in conjunction with this Agreement shall be rounded up to the next whole share number;

2.3  Assumed Liabilities.  Buyer shall assume, pay and indemnify Seller against any liabilities of the Seller as designated by the Seller at Closing;

2.4  Transfer of Existing Assets.  As soon after Closing as is reasonably practical, the Buyer shall transfer to Buyer all assets owned immediately prior to Closing, including, but not limited to any business owned or under development by the Buyer.

3.

Corporate Governance Changes – Conditions of Closing.

3.1

Name Change.  Prior to Closing, Buyer agrees to undertake to change the name of the corporation from Uranium Plus Resources Corporation to ArtVentive Medical Group, Inc.  Seller understands that such a name change will require shareholder approval, and that while Buyer will make all reasonable efforts to receive shareholder

ArtVentive-UPLS Asset Purchase Agreement

approval, Buyer can not guarantee that the shareholders of Buyer will agree to a name change.

3.2

Forward Split of UPLS Stock.  Prior to Closing, unless waived by both parties, Buyer shall complete a forward split of its common stock on a 1.65:1 basis.  At the time of this Agreement, there are approximately 12,988,000 shares of common stock of the Buyer issued and outstanding.  After the forward split, and prior to the issuance of the Shares to Seller as contemplated herein, there will be approximately 21,430,200 shares of common stock issued and outstanding.  After the issuance of the Shares, there will be approximately 42,860,400 shares of common stock of the Buyer issued and outstanding.

3.3

Appointment to Board of Directors.  Upon execution of this Agreement, the current Board of Directors will appoint Leon Rudakov, Ph.D. (“Rudakov”) to the Board of Directors.

3.4

Prior to and as a condition of Closing, Buyer will enter into an employment agreement with Rudakov with terms mutually agreeable to all parties.

4.

Closing Date.  Subject to the satisfaction or waiver of the conditions contained in this Agreement and shareholder approval of this Agreement, the Closing will take place at: (a) the offices of Parsons/Burnett/Bjordahl, LLP, counsel to Seller, at 10:00 a.m. pacific standard time on the later of: (i) the second (2nd) business day after the conditions set forth in Section 3 above have been satisfied; or (ii) the second business day after shareholder approval and for which all of the conditions to Closing have been met; or (b) at such other place and at such time as Buyer and Seller may agree.  In addition to any other conditions specifically contained in this Agreement, unless waived by Buyer, the obligation of Buyer to effect the transactions contemplated hereby is subject to Seller having performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and, unless waived by Seller, the obligation of Seller to effect the transactions contemplated hereby, including without limitation declaration of ownership obtained at the sole cost and expense of Seller.

5.

Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller as follows with both the Buyer and the Seller agreeing that the Seller’s obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date:

(a)

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, “Buyer’s Agreements”) and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by or on the part of Buyer, including, if necessary, all appropriate stockholder action, to authorize it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby

ArtVentive-UPLS Asset Purchase Agreement

have been, or will be by the Closing Date, duly and properly taken.  This Agreement has been duly executed and delivered by Buyer and constitutes, and such other agreements and instruments when duly executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer and will be enforceable in accordance with their respective terms.

(b)

Buyer’s execution, delivery and performance of Buyer’s Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller’s Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, except as limited by laws affecting creditor’s rights or equitable principles generally.

(c)

The execution, delivery and performance of Buyer’s Agreements by Buyer does not require the consent of a governmental entity or any third party not affiliated with Buyer.

(d)

Buyer represents and warrants that the Shares issued pursuant to the Purchase Price are restricted securities under the Securities Act of 1933, as amended and are subject to restrictions upon transfer.  The certificates for Shares will contain a restrictive legend which reads as substantially follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREIN THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND NOT FOR PURPOSES OF DISTRIBUTION.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.  THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

(e)

The Buyer is a fully reporting company under the Securities Act of 1933, is current in filings, and subject to the reporting requirement of the Securities and Exchange Commission (“Commission”) pursuant to Sections 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

6.

Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, and Buyer and Seller agree that Buyer’s obligations hereunder are subject to these representations and warranties being true, correct and complete as of the Closing Date.  To Seller’s reasonable knowledge:

(a)

Seller is a privately held California corporation, and has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, “Seller’s Agreements”), to conduct its business and operations as presently conducted and to consummate the

ArtVentive-UPLS Asset Purchase Agreement

transactions contemplated hereby and thereby.  Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby and thereby.  All corporate acts and other proceedings required to be taken by or on the part of Seller, including, if necessary, all appropriate stockholder action, to authorize it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby have been duly and properly taken.  This Agreement has been duly executed and delivered by Seller and constitutes, and such other agreements and instruments when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller and will be enforceable in accordance with their respective terms.

(b)

Neither the execution and delivery nor the performance of this Agreement will (i) violate any provision of law, or any judgment, writ, injunction, decree or order of any court or other governmental authority relating to Seller, or (ii) violate any will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction to which Seller is a party or by which it is bound, or (iii) be in conflict with, or result in or constitute a breach or default (or any occurrence which by lapse of time and/or giving of notice would constitute a breach of default), on the part of Seller, under any such will, deed, mortgage, instrument, indenture, agreement, contract, other commitment or restriction, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon the Acquired Assets.  The Business of Seller, as it pertains to the Acquired Assets, has been conducted by Seller in accordance with all applicable laws, governmental regulations and judicial and administrative decisions, including without limiting the generality of the foregoing, laws, regulation and decisions concerning the employment of labor and environmental matters, the failure to comply with which would have a material adverse effect on Buyer's ability to utilize the Acquired Assets in Buyer’s business operations.   All licenses or permits issuable by any governmental authority which are necessary for the use of the Acquired Assets, in Seller’s Business, have been obtained and are currently in full force and effect.  All such licenses and permits are freely transferable to Buyer without the consent of the issuing authority.  There is (and has not been within the past year) no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against or affecting Seller, or involving any of the Acquired Assets, at law or in equity or before any foreign, federal, state, local or other governmental authority, including, without limitation, any claim, proceeding, or litigation for the purpose of enjoining or preventing the consummation of this Agreement, or the transactions contemplated hereby, or otherwise claiming this Agreement, or any of the transactions contemplated hereby or the consummation thereof, is illegal or otherwise improper, nor to Seller's reasonable knowledge, without independent investigation thereof, is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated.  Seller is not (and has not been within the past year) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins, attachments, or executions have been issued or are now in force against Seller.  No petition in bankruptcy or receivership has ever been filed by or against Seller.  Seller is not in default under any express or implied contract, agreement, lease or other

ArtVentive-UPLS Asset Purchase Agreement

arrangement, oral or written, to which Seller is a party and which could affect the Acquired Assets.  No consent, authorization, license, permit, order, certificate or approval which has not heretofore been obtained is required by any person, corporation, partnership, estate, trust, governmental agency or other person or entity not a party to this Agreement to the transactions contemplated by this Agreement.  Seller has not received any notice from any court or governmental agency of any violation or alleged violation of any applicable laws, ordinances, regulations, rules, decrees, awards or orders enacted or entered by any federal, state or local governmental authority or court.  Seller now has, and by virtue of the deliveries made at the Closing, Buyer will obtain good and marketable title to the Acquired Assets, free and clear of all liens, encumbrances, charges and equities of any nature whatsoever.  To Seller’s reasonable knowledge, without independent investigation thereof, neither the business of Seller as conducted prior to the Closing nor the ownership or sale by Seller of any of the Acquired Assets were, are or will be in contravention of any patent, trademark, copyright or franchise agreements, licensing agreements, or other proprietary right of any third party or was, is or will be dependent for no-contravention upon the acquiescence, agreement or consent of any such third party.

(c)

Seller has complied and is in compliance with all Environmental Laws (as hereinafter defined).

(d)

Seller’s has no liability under any Environmental law, nor is Seller responsible (including, but not limited to, by contract or by operation of law) for any liability of any other person under any Environmental Law.  There are no pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and Seller, nor any officer, director or shareholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices pursuant to Environmental Laws or otherwise arising out of or relating in any way to Hazardous Materials (as hereinafter defined).

(e)

Taxes.  Seller represents that it has:

(i)

filed all applicable tax returns (as hereinafter defined) required to be filed;

(ii)

paid or accrued all taxes (as hereinafter defined) shown to be due on such tax returns or which are otherwise due and payable; and

(iii)

paid or accrued all taxes for which a notice of assessment or collection has been received.

(h)

As used in this Agreement,

ArtVentive-UPLS Asset Purchase Agreement

(i)

“Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and includes, without limitation, any liability for Taxes of another person, as a transferee or successor; and

(iii)

“Tax Return” means any return, report or similar statement (including any attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim or refund, amended return or declaration of estimated Tax.

No taxing authority has asserted in writing any claim for Taxes, or to the knowledge of Seller, is threatening to assert any claims for Taxes, against Seller.  Seller has withheld or collected and paid over to the appropriate governmental entities (or is properly holding for such payment) all Taxes required by law to be withheld or collected.  There are no liens for Taxes upon the Acquired Assets of Seller (other than liens for Taxes that are not yet due).

(i)  Seller is not liable for any costs of employee compensation or benefits relating to the Business of Seller, including any taxes and related contributions, vacations and sick pay or any group medical, dental or death benefits for expenses regardless of when incurred or arising;  There are no bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans and other employee benefit and fringe benefit plans or other contracts maintained or contributed to by Seller for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which Seller  may have any liability.  The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Seller Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of Seller.

(j)

Neither this Agreement, nor any Exhibit, Schedule, certificate, instrument or other document furnished or to be furnished by Seller to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.  There is no fact which materially adversely affects or, may materially adversely affect the business or condition (financial

ArtVentive-UPLS Asset Purchase Agreement

or otherwise) of the Seller or any of its properties or assets which has not been set forth herein, or in any Exhibit, or Schedule, certificate or other document furnished or to be furnished to Buyer prior to the Closing Date pursuant hereto.

(k)

The foregoing representations and warranties set forth in this Section 6 shall be deemed renewed by Seller at the Closing as if made at such time and shall survive for a period of one (1) year after the Closing Date.

7.  Covenant of Buyer.  Buyer hereby covenants to Seller that it shall not take any action which is materially inconsistent with its obligations under this Agreement, and that it shall notify Seller of any litigation or administrative proceeding pending or, to Buyer’s knowledge, threatened against Buyer that challenges the transactions contemplated hereby.  Buyer agrees that the compliance with this covenant in all material respects shall be a condition to Seller’s obligations hereunder.

8.  Certain Seller Covenants.  Seller hereby makes the following covenants to Buyer, the compliance with which in all respects shall be a condition to Buyer’s obligations hereunder:

(a)

Seller shall conduct and operate its Business, as it pertains to the Acquired Assets, in the ordinary and prudent course of business consistent with past practices and shall not sell, lease or dispose of any of the Acquired Asset to be conveyed pursuant to this Agreement and shall preserve the business of the customers, suppliers and others having business relations with Seller’s Business as those relations may pertain to the Acquired Assets;

(b)

Seller shall operate its Business, with respect to the Acquired Assets, in all respects in accordance with all laws, regulations and rules applicable to such Business;

(c)

Seller shall not take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller’s representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

(d)

Seller shall not take any action which is inconsistent with Seller’s obligations under this Agreement; and

(e)

Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller’s knowledge, threatened, which challenges the transactions contemplated hereby.

9.

Certain Conditions to Buyer’s Obligation.  Buyer and Seller agree that Buyer’s obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

ArtVentive-UPLS Asset Purchase Agreement

(a)

Buyer shall have completed to Buyer’s satisfaction its business, financial and legal due diligence investigation of Seller;

(b)

All instruments of conveyance and transfer and other documents delivered by Seller to Buyer to effect the sale, transfer and conveyance of the Acquired Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

(c)

Buyer shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby;

(e)

No litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Seller’s knowledge, threatened which challenges the transactions contemplated hereby;

(f)

Buyer shall have received, a certified copy of the resolutions of Seller’s board of directors and shareholders authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

(g)

Buyer’s board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

10.

Certain Conditions to Seller’s Obligation.  Buyer and Seller agree that Seller’s obligations hereunder are specifically conditioned upon the prior occurrence or satisfaction of the following:

(a)

Seller shall have completed to Seller’s satisfaction its business, financial and legal due diligence investigation of Buyer;

(b)

All instruments of conveyance and transfer and other documents delivered by Buyer to Seller to effect the transactions contemplated hereby shall be satisfactory in form and substance to Seller and its counsel;

(c)

Seller shall have received evidence satisfactory to it and its counsel of the consent, approval or authorization of each governmental and regulatory authority whose consent, approval or authorization shall be required in order to permit the consummation of the transactions contemplated hereby;

(d)

No litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Buyer’s knowledge, threatened which challenges the transactions contemplated hereby;

(e)

Seller shall have received a certified copy of the resolutions of Buyer’s board of directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby;

ArtVentive-UPLS Asset Purchase Agreement

(f)

Seller’s board of directors shall have authorized the execution, delivery and consummation of this Agreement and the transactions contemplated hereby

11.

Cooperation.  Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions to obtain consents required by any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

12.

Bulk Sales.  Buyer and Seller agree to waive compliance with all “bulk sales” or similar laws that may be applicable to the transactions contemplated hereby.

13.

Confidentiality; Publicity.  Buyer and Seller shall each keep confidentiality all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transaction contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason.  Except as may be required by any applicable law, neither party will issue a press release, make any disclosure or any other announcement concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.  Once the agreement is completed the Buyer will make a public news release as to the transaction.

14.

Costs and Expenses.  Seller shall pay all costs incurred in connection with any audit of Seller’s financial records.  Except as provided herein or as otherwise expressly set forth in this Agreement, Buyer and Seller agree that each party shall be solely responsible for all costs and expenses incurred by it in connection with the consummation of the transactions contemplated hereby; provided however, that all transfer, sales or use taxes or similar charges resulting from the transfer of the Acquired Assets contemplated hereby shall be borne by Seller. In the event of a dispute between the parties in connection with this Agreement or the transactions contemplated hereby, each of the parties hereto agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

15.

Indemnification of Buyer.

(a)

From and after the Closing Date, Seller agrees to indemnify and hold Buyer and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or Buyer’s affiliates as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform or comply with all of its covenants and agreements set forth in this Agreement; and (iii) the use of the Acquired Assets by Seller in the conduct of Seller’s Business prior to the Closing Date.  Seller shall not be liable under this Paragraph 15 with respect to any claim by Buyer against Seller for indemnification payable under this Paragraph 15 unless a written claim for

ArtVentive-UPLS Asset Purchase Agreement

indemnification is given by Buyer to Seller with respect thereto on or before the first anniversary of the Closing Date.

(b)

The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

(c)

The representations, warranties, covenants and agreements of Seller contained herein shall survive the Closing in full force and effect for a period of one (1) year from the Closing Date.

16.

Indemnification of Seller.

(b)

From and after the Closing Date, Buyer agrees to indemnify and hold Seller and its affiliates harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Seller or Seller’s affiliates as a result of or arising out of (i) the breach by Buyer of any of its representations and warranties contained in this Agreement; (ii) the failure by Buyer to perform or comply with all of its covenants and agreements set forth in this Agreement; and (iii) the use of the Acquired Assets in Buyer’s business following the Closing Date.  Buyer shall not be liable under this Paragraph 16 with respect to any claim by Seller against Buyer for indemnification payable under this Paragraph 16 unless a written claim for indemnification is given by Seller to Buyer with respect thereto on or before the first anniversary of the Closing Date.

(b)

The indemnified party shall make no settlement, compromise, admission or acknowledgement that would give rise to liability on the part of the indemnifying party without the prior written consent of the indemnifying party.

(c)

The representations, warranties, covenants and agreements of Buyer contained herein shall survive the Closing in full force and effect for a period of one (1) year from the Closing Date.

17.

Termination.  This Agreement may be terminated at any time prior to Closing as follows:

(a)

by written notice of Buyer to Seller or Seller to Buyer if the other  materially breaches any of its representations or warranties or defaults in the performance of its covenants or agreements contained herein and such breach or default shall not be cured within five (5) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement;

(b)

by written notice of Buyer to Seller or Seller to Buyer if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement;

ArtVentive-UPLS Asset Purchase Agreement

(c)

by written notice of Buyer to Seller, or by Seller to Buyer if the Closing  shall not have been consummated on or before the date which is 60 days from the date hereof;

(d)

by written notice of Buyer to Seller or Seller to Buyer at any time prior to the Closing, if the Buyer or the Seller is not satisfied, in its sole discretion, with either of its respective businesses and/or the legal due diligence investigations undertaken by either the Seller or the Buyer;

18.

Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other parties hereto, except for any assignment to an affiliate of Buyer in which case Buyer shall remain fully obligated under this Agreement.

19.

Amendment.  No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

20.

Governing Law.  This Agreement, including, without limitation, the interpretation, construction, validity and enforceability thereof, shall be governed by the laws (other than the conflict of laws rules) of the State of Nevada.

21.

Notice.  All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (a) if transmitted by facsimile, upon acknowledgement of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the following addresses:

If to Seller, to:

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

1850 Skyline Tower

10900 NE 4th St.

Bellevue, Washington 98004

Telephone (425) 451-8036

Fax (425) 451-8568

E-mail:  jparsons@pblaw.biz

If to Buyer, to:

ArtVentive-UPLS Asset Purchase Agreement

Leon Rudakov,
1797 Playa Vista
San Marcos, CA 92078

22.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

23.

Severability.  Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

24.

Entire Agreement.  This Agreement and the Schedules hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

25.

No Liability.  Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement.

26.

Broker’s Fees.  Neither Buyer nor Seller nor any person acting on behalf of Buyer or Seller has agreed to pay any commission or finder’s fee in connection with this Agreement.

27.

Further Actions.  After the Closing Date, Seller and Buyer shall execute and deliver such other certificates, agreements, conveyances and other documents, and take such other action, as may be reasonably requested by the other in order to complete the transactions contemplated hereby and to transfer and assign to, and vest in Buyer the Acquired Assets pursuant to the terms of this Agreement.

BUYER:

URANIUM PLUS RESOURCE CORPORATION

a Nevada Corporation

By: /s/ H. James Graham

Name:

H. James Graham

Title:  President & CEO

ArtVentive-UPLS Asset Purchase Agreement

SELLER:

ARTVENTIVE, INC

a California Corporation

By: /s/ Leon Rudakov

Name:

Leon Rudakov

Title: CEO

ArtVentive-UPLS Asset Purchase Agreement

SCHEDULES

Schedules

Schedule 1.1

Acquired Assets:

1.

Patent # 1.  U.S. Patent Application #11/825,956

For: Methods and Apparatus for Rapid Endovascular Vessel Occlusion and Blood Flow Interruption

U.S. Patent Application No. 11/825,956;

Filing date of July 9, 2007;

Publication date of January 15, 2009;

Inventor: Phillipe Gailloud, et al.

MWE Reference: 079430-0011 (ARTVEN.001A)

2.

Patent #2. Invention Disclosures, filed with MWE in March - December 2009 and related to: "Method and Apparatus for EndoLuminal Occlusion System"

 Inventor: Leon Rudakov, et al.

MWE Reference No. 079430-0012

3.

Design Documentation: Implant Specification, Catheter Specification, Product Specification, and Project Plan.

Schedule 2.1

ArtVentive, Inc Shareholders:

Leon Rudakov      - 50%

Philippe Gailloud - 50%

ArtVentive-UPLS Asset Purchase Agreement